EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) is made as of November 14, 2017 (the “Effective Date”), by and between Image Chain Group Limited, Inc., a Nevada corporation (“ICGL”), Image P2P Trading Group Limited, a company organized under the laws of the British Virgin Islands (“IPTGL”, which term includes, where appropriate, the subsidiaries of IPTGL), and the Sellers, being the shareholders of IPTGL set forth on Exhibit A hereto (the “Sellers”, and each a “Seller”). Each of IPTGL, the Sellers and ICGL are referred to herein as a “Party” and, collectively, they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, the Sellers are the record and beneficial holders of 100% of the issued and outstanding equity of IPTGL (the “Sellers Shares”);

WHEREAS, the Sellers now desire to sell to ICGL, and ICGL desires to purchase from the Sellers, the Sellers Shares on the terms and conditions set forth in this Agreement;

WHEREAS, ICGL desires to purchase the Sellers Shares using shares of common stock of ICGL, $0.001 par value per share (“ICGL Stock”), which will be issued to the Sellers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, it is the intention of the Parties that this Agreement and the Exchange (defined below) shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, in consideration of the mutual covenants and representations set forth below, the Parties agree as follows:

1. The Exchange of Shares.

On the terms and subject to the conditions set forth in this Agreement, (i) the Sellers hereby sell, convey, transfer and assign to ICGL, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, and ICGL hereby purchases and accepts from the Sellers, the Sellers Shares, and (ii) in exchange for the transfer of such securities by the Sellers, ICGL hereby sells, conveys, transfers and assigns to the Sellers, and the Sellers hereby purchase and accept from ICGL, five hundred million (500,000,000) newly-issued shares of ICGL Stock (the “ICGL Stock”) (such exchange referred to herein as the “Exchange”). The individual Sellers hereby sell to ICGL the amounts of Sellers Shares and do hereby receive the amount of ICGL Stock as set forth next to each Seller’s name on Exhibit A hereto. Upon completion of the Exchange, ICGL will hold 100% of the issued and outstanding shares of IPTGL.

2. Restrictions on Transfer.

A. Restrictions on Transfer. Each Seller acknowledges and agrees the ICGL Stock may not be sold to a U.S. Person (as hereinafter defined) or into the United States for a period of one (1) year from the Effective Date, or such earlier date as permitted by Regulation S under the Securities Act (“Regulation S”), and may only be sold in accordance with Regulation S, another available exemption under the Securities Act or pursuant to an effective registration statement.

B. Stock Legend. Each Seller understands and agrees that ICGL Stock certificates shall bear the legends set forth below, or substantially equivalent legends, together with any other legends that may be required by ICGL or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION, INCLUDING, BUT NOT LIMITED TO, REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE may not be sold to a U.S. Person or into the United States for a period of one (1) year from NOVEMBER 14, 2017, or such earlier date as permitted by Regulation S, and may only be sold in accordance with Regulation S, another available exemption under the Securities Act or pursuant to an effective registration statement.

The legend set forth above shall be removed and ICGL shall issue a certificate without such legend to the holder of any ICGL Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the ICGL Stock are registered for sale under an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides ICGL with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such ICGL Stock may be made without registration under the Securities Act, which opinion shall be accepted by ICGL so that the sale or transfer is effected. Each Seller agrees to sell all ICGL Stock, including those represented by a certificate from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

C. Stop-Transfer Notices. Each Seller acknowledges and agrees that to ensure compliance with the restrictions referred to herein, ICGL may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if ICGL transfers its own securities, it may make appropriate notations to the same effect in its own records.

D. Refusal to Transfer. Each Seller acknowledges and agrees that ICGL is not required to transfer on its books any ICGL Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such transferred ICGL Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such ICGL Stock shall have been so transferred. The Parties further agree that ICGL is required to refuse to register any transfer of the ICGL Stock not made in compliance with this Section 2.

3. Representations, Warranties and Covenants of IPTGL and the Sellers.

Each Seller and IPTGL hereby represents, warrants, covenants and agrees with and to ICGL that:-

A. Exchange of Shares. As of the Effective Date, they are the legal, record and beneficial owner of the Seller Shares appearing next to their name on Exhibit A, free and clear of any liens, encumbrances, pledges, security interests, voting agreements, options, rights of first refusal, rights to purchase or claims of any nature whatsoever, other than community property rights and restrictions on transfer that arise under applicable securities laws. When the Exchange is consummated according to the terms and conditions described herein, all right, title and interest in and to the Sellers Shares will vest in ICGL. Each Seller understands the contents and effect of this Agreement and has signed the Agreement of their own free will.

B. Regulation S Exemption. Each Seller understands that the ICGL Stock is being offered and sold to them in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S and that ICGL is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the applicability of such exemptions and the suitability of each Seller to acquire the ICGL Stock. In this regard, each Seller represents, warrants and agrees that it is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of ICGL. A U.S. Person means any one of the following:

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(1)	any natural person resident in the United States of America;

(2)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(3)	any estate of which any executor or administrator is a US. person;

(4)	any trust of which any trustee is a U S. person;

(5)	any agency or branch of a foreign entity located in the United States of America;

(6)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U S. person;

(7)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(8)	any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction; and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

C. Purchase for Own Account; Location. Each Seller is purchasing the ICGL Stock for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Seller was outside of the United States.

D. No Hedging Transactions. Each Seller has not engaged in, and will not engage in, any short selling of or any hedging transaction with respect to the ICGL Stock, including without limitation, any put, call or other option transaction, option writing or equity swap.

E. No Registration Rights. ICGL shall be under no obligation whatsoever to include any of said securities in any future registration statement filed under the Securities Act. Consequently, the sale or transfer thereof in the future will be subject to significant restrictions as provided in Regulation S. ICGL is making and in the future may make other offers and sale of its securities on different terms and conditions, as determined in ICGL management’s sole discretion.

F. No Public Solicitation. They are not purchasing the ICGL Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to them in connection with investments in securities generally. None of ICGL, IPTGL or the Sellers nor any person acting on behalf of any of them has engaged or will engage in any Directed Selling Efforts, as such term is defined in Regulation S with respect to the ICGL Stock.

G. Lack of Liquidity. The purchase of the ICGL Stock involves a high degree of risk. Each Seller can bear the economic risk of the purchase of the ICGL Stock, including the total loss of their investment. Each Seller has no present need for liquidity in connection with its purchase of the ICGL Stock.

H. Full Information; No Reliance. (i) They have had an opportunity to review all such information about ICGL as they desire, including the current public information available regarding ICGL maintained on the website of the US Securities and Exchange Commission (www.sec.gov), and that they have been given an opportunity to ask questions and receive answers about ICGL; (ii) they have had an opportunity to review and discuss this Agreement with an attorney of her selection or has waived her right to do so; (iii) they have such knowledge and experience in financial and business matters as is necessary to evaluate the merits of this transaction; (iv) no representations or warranties have been made to them by ICGL, or by any officer, director, employee or agent of ICGL or any other person, with respect to (A) the value of the Sellers Shares, and the actual value of the Sellers Shares may be more or less than the consideration being paid by ICGL pursuant to this Agreement, (B) the value of the ICGL Stock or (C) the tax consequences in any jurisdiction of this Agreement and the Exchange; and (v) they are not aware of any material adverse information regarding the business of IPTGL.

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I. No Consent or Conflict; Capacity. The execution, delivery and performance of this Agreement will not require any consent, approval or authorization of any third party and will not violate or cause a default under any agreement, instrument, judgment or decree to which the Seller is a party or is subject or bound. They have the full capacity and authority to execute, deliver and perform their obligations under this Agreement and this Agreement and the other agreements and documents executed or to be executed by them in connection with this Agreement have been duly executed and delivered by them and are the valid and binding obligation of the Seller, enforceable in accordance with their respective terms.

J. No Ownership Interests. After giving effect to the Exchange as set forth herein, it will not own any other debt or equity securities of IPTGL, any interest or right in any of the foregoing, or any right or interest in any assets or property of IPTGL and does not now hold, and has never been promised, any right, warrant or option to acquire any such shares of capital stock or other debt or equity securities of IPTGL and neither IPTGL nor any other agent or representative of IPTGL has made any promise or entered into any contract with the Sellers, whether written or oral, providing for any of the foregoing.

K. IPTGL Capital Stock. The authorized capital stock of IPTGL consists of fifty thousand (50,000) common shares, par value US$1.00 (the “IPTGL Shares”) of which fifty thousand (50,000) IPTGL Shares are issued and outstanding. Each Seller owns all of the issued and outstanding IPTGL Shares appearing next to their name in Exhibit A. The issued and outstanding IPTGL Shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity, and none of the aforementioned has any pre-emptive rights or similar rights to purchase or receive any IPTGL Shares or any other equity interests in IPTGL. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of IPTGL.

L. Financial Statements.

(1) IPTGL has provided ICGL with the following: (i) IPTGL’s balance sheets as of December 31, 2015 and 2016, and the related statements of operations, stockholders’ equity and cash flows for the periods ended December 31, 2015 and 2016, prepared in accordance with generally accepted accounting principles applicable in the United States of America (“GAAP”) and audited by a Public Company Accounting Oversight Board (“PCAOB”) independent auditor; and (ii) IPTGL’s balance sheets as of June 30, 2016 and 2017, and the related statements of operations, stockholders’ equity and cash flows for the periods ended June 30, 2016 and 2017, prepared in accordance with GAAP and reviewed, but not audited, by a PCAOB independent auditor (together, the “IPTGL Financial Statements”).

(2) The IPTGL Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved. The IPTGL balance sheets are true and accurate and present fairly as of their respective dates the financial condition of IPTGL. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, IPTGL has no liabilities or obligations (absolute or contingent) which are not reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein will be properly reported and present fairly the value of the assets of IPTGL, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows will reflect fairly the information required to be set forth therein by GAAP.

(3) As of the Effective Date, IPTGL has no indebtedness, obligations (financial or otherwise, including obligations as a guarantor) or liabilities of any kind whatsoever, whether accrued, absolute, contingent or otherwise, related to the business of IPTGL and which are or could become a lien, encumbrance, pledge, security interest or claim of any nature whatsoever on the assets of IPTGL, except for those listed on the balance sheet of IPTGL dated June 30, 2017, and those of which have accrued in the ordinary course of business since June 30, 2017.

(4) IPTGL has duly and punctually paid all fees and taxation imposed on IPTGL by any nation or government, any state, province, supranational authority or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any government authority, quasi-governmental authority, agency, department, board, tribunal, commission or instrumentality of the People’s Republic of China (the “PRC”), the Hong Kong Special Administrative Region of the PRC, the British Virgin Islands or the United States, any foreign government or supranational authority, any state of the United States, or any municipality or other political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (each, a “Governmental Authority”), which is has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for fees or taxation imposed by any Governmental Authority, and IPTGL has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision of reserves have been made in its financial statements for all fees and taxation imposed by any Governmental Authority.

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(5) The IPTGL Financial Statements, books and records, financial and otherwise, of IPTGL are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(6) All of IPTGL’s assets are reflected on the IPTGL Financial Statements, and, except as set forth in the IPTGL Financial Statements, IPTGL has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

M. Interested Transactions. As of the Effective Date, except as disclosed in the IPTGL Financial Statements, neither the Sellers nor any affiliate/related person of the Sellers (i) has ever had any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the business of IPTGL, (ii) has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person that has had business dealings or a material financial interest in any transaction with IPTGL, (iii) has engaged in competition with IPTGL in any market presently served by IPTGL, or (iv) is party to any contract or binding obligation with, or has any claim or right against, IPTGL.

N. Subsidiaries and Predecessor Corporations. IPTGL owns 100% of the equity interests of Asia Grand Will Limited, a Hong Kong corporation (“AGWL”). AGWL owns 100% of the equity interests of Fuzhi Yuan (Shenzhen) Holdings Limited, a PRC wholly foreign-owned enterprise registered in the Shenzhen Qianhai District (“FYHL”). FYHL owns 100% of the equity interests of Jiagxi Fu Zhi Yuan Biotechnology Limited, a PRC company (“JFBL”). Except for its ownership interests, direct and indirect, in AGWL, FYHL and JFBL, IPTGL does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, limited liability company or other legal entity.

O. Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Sellers after reasonable investigation, threatened, by or against IPTGL or affecting IPTGL or its properties or operations, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Neither the Sellers nor IPTGL have any knowledge of any material default of IPTGL with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

P. Absence of Certain Changes or Events. Since September 30, 2016, or such other date as provided for herein:

(1) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of IPTGL;

(2) IPTGL has not (i) amended its Memorandum of Association or Articles of Association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

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(3) IPTGL has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Q. Investment Purpose.

(1) The consummation of the transactions contemplated herein including the delivery of the ICGL Stock to the Sellers in exchange for the Sellers Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the ICGL Stock are being acquired for the Sellers’s own accounts and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(2) Each Seller understands that the ICGL Stock are being offered and sold to the Sellers in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that ICGL is relying upon the truth and accuracy of, and the compliance by the Sellers with, the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein in order to determine the availability of such exemptions and the eligibility the Sellers to acquire the ICGL Stock.

(3) Each Seller and their advisors, if any, acknowledge and agree that they have been furnished with all materials relating to the business, finances and operations of ICGL and materials relating to the offer and sale of the ICGL Stock which have been requested by the Sellers or her advisors. Each Seller and their advisors, if any, have been afforded the opportunity to ask questions of ICGL and have had such questions answered to their satisfaction. Notwithstanding the foregoing, ICGL has not disclosed to the Sellers any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Sellers. Each Seller understands that their investment in the ICGL Stock involves a significant degree of risk.

(4) Neither IPTGL nor the Sellers is aware of any facts that may constitute a breach of any of ICGL’s representations and warranties made herein.

(5) Each Seller understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the ICGL Stock.

(6) Each Seller is a resident of the jurisdiction set forth immediately next to their name on the signature page hereto.

R. Material Misstatements and Omissions. No representation or warranty by IPTGL and/or the Sellers contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

S. Compliance with Federal and State Securities Laws. IPTGL will cause its officers, agents and representatives to fully assist ICGL with any and all public company filings, applications and compliance measures required by the Securities Act (including rules and regulations promulgated thereunder), federal and state securities laws and regulations, the Financial Industry Regulatory Authority, the PCAOB, the OTC Markets Group, any affiliates of the aforementioned regulatory bodies and any other organization with regulatory or oversight authority over ICGL.

4. Representations, Warranties and Covenants of ICGL.

ICGL represents, warrants, covenants and agrees with and to IPTGL and the Sellers that as of the Effective Date:-

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A. Corporate Organization.

(1) ICGL is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the activities, business, operations, properties, assets, condition or results of operation of ICGL.

(2) Copies of the Articles of Incorporation and bylaws of ICGL with all amendments thereto, as of the date hereof, have been furnished (including by reference to public securities filings) to the Sellers, and such copies are accurate and complete as of the date hereof. The minute books of ICGL are current as required by law, contain the minutes of all meetings of ICGL’s Board and stockholders of ICGL from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by ICGL’s Board and stockholders of ICGL. ICGL is not in violation of any of the provisions of the Articles of Incorporation or bylaws of ICGL.

B. Capital Stock of ICGL.

(1) ICGL hereby represents, warrants and covenants to the Sellers that, as of the Effective Date, the entire authorized capital stock of ICGL consists of two billion fifty thousand shares (2,000,050,000), being two billion shares (2,000,000,000) authorized as common stock, par value $0.001 per share, and fifty thousand shares (50,000) authorized as preferred stock, par value $0.001, of which seven million two hundred seventy thousand shares (7,270,000) of common stock are issued and outstanding, and fifty thousand shares (50,000) of preferred stock are issued and outstanding.

(2) All of ICGL Stock have been duly authorized, validly issued, fully paid and non-assessable. As of the Effective Date there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of ICGL Stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to ICGL or any of ICGL Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of ICGL Stock. The issuance of all of ICGL Stock described in this Section 4.B. has been in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of ICGL has any right to rescind or bring any other claim against ICGL for failure to comply with the Securities Act, or state securities laws.

C. Subsidiaries and Predecessor Companies. ICGL was formerly incorporated as Have Gun Will Travel Entertainment, Inc., and changed its name to ICGL on June 11, 2015. Prior to the execution of this Agreement, ICGL does not directly own any capital stock or other securities of any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

D. Authorization, Validity and Enforceability of Agreements. ICGL has all corporate power and authority to execute and deliver this Agreement and all agreements and instruments to perform its obligations hereunder. As of the Closing Date, the execution and delivery of this Agreement by ICGL will have been duly authorized by all necessary corporate action of ICGL, and no other corporate proceedings on the part of ICGL will be necessary to authorize this Agreement. As of the Closing Date, this Agreement will constitute the valid and legally binding obligation of ICGL and will be enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. ICGL does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate this Agreement, other than filings that may be required or permitted under states securities laws or the Securities Act.

E. No Conflict or Violation. The execution and delivery of this Agreement by ICGL will not: (i) contravene, conflict with, or violate any provision of ICGL’s Articles of Incorporation or bylaws; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which ICGL is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which ICGL is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of ICGL’s assets, including without limitation the ICGL Stock.

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F. Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of ICGL, currently threatened against ICGL or any of its affiliates, that may affect the validity of this Agreement or the right of ICGL to enter into this Agreement. There is no Action pending or, to the knowledge of ICGL, currently threatened against ICGL or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against ICGL or any of its affiliates. Neither ICGL nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by ICGL or any of its affiliates relating to ICGL currently pending or which ICGL or any of its affiliates intends to initiate.

G. Compliance with Laws. ICGL has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

H. Financial Statements. ICGL’s financial statements (the “ICGL Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that those ICGL Financial Statements that are not audited may not contain all footnotes required by GAAP. The ICGL Financial Statements fairly present the financial condition and operating results of ICGL as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. ICGL has no material liabilities (contingent or otherwise). ICGL maintains a standard system of accounting established and administered in accordance with GAAP.

I. Material Misstatements and Omissions. No representation or warranty by ICGL contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

J. Offshore Transaction. ICGL has not offered these securities to any person in the United States or to any U.S. person as that term is defined in Regulation S. At the time the buy order was originated, ICGL and/or its agent reasonably believed each Seller was outside of the United States and was not a U.S. person. ICGL and/or its agents reasonably believe that the transaction has not been pre-arranged with a Seller in the United States.

K. No Directed Selling Efforts. In regard to this transaction, ICGL has not conducted any “directed selling efforts” as that term is defined in Rule 902 of Regulation S, nor has ICGL conducted any general solicitation relating to the offer and sale of the Shares within securities to person resident within the United States or elsewhere.

L. Removal of Restrictive Legend. At the end of the one year from the Effective Date, or such shorter period as permitted under Regulation S, ICGL will provide to its Transfer Agent a legal opinion prepared by Company Counsel to the effect that the restrictive legend may be appropriately removed from the certificates representing ICGL Stock, should such a legal opinion be required by the Transfer Agent in order to so remove the restrictive legend. All fees relating to the removal of the legend, except for selling or brokerage commissions, shall be borne by ICGL. However, nothing contained herein shall affect in any way a Seller’s obligation and agreement to comply with all applicable securities laws upon the sale of the ICGL Stock.

5. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made in this Agreement or any other document or agreement executed in connection with the transactions contemplated hereunder, shall survive after the Effective Date.

6. General Provisions.

A. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by facsimile, to the address listed in the signature block to this Agreement. Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when received, (iii) if mailed, three (3) days after being mailed as described above, and (iv) if sent by confirmed facsimile, when dispatched.

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B. Further Assurances. Each Party hereto will promptly execute and deliver any and all documents and instruments requested by the other Party, and take any and all other actions that may be deemed reasonably necessary by any other Party hereto, to complete, give further effect to or confirm the transaction contemplated hereby.

C. Attorney’s Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

D. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of all of the Parties to this Agreement.

E. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, assigns, heirs, and legal representatives and no other person or entity shall have any right, benefit or obligation hereunder.

F. Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit or create any right or cause of action in any individual, partnership, corporation, business trust, limited liability company or other entity other than the Parties hereto.

G. Headings and Severability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then the rest and remainder of this Agreement, and such provisions or terms in other situations, shall remain valid and enforceable to the fullest extent permitted by law, and to that end this Agreement shall be severable.

H. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, discussions or negotiations whether written or oral.

I. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

J. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the PRC, without regard to its conflicts of law principles.

K. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.K.

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L. Arbitration. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to them shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the UNCITRAL Arbitration Rules in force when the Notice of Arbitration is submitted, as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Arbitration Rules. The place of arbitration shall be Hong Kong or Shanghai and the number of arbitrators shall be one. The arbitration proceedings shall be conducted in the English language. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable statute. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that the Seller shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him in connection with the resolution of the dispute.

M. Confidentiality. Each of the Parties agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party or Parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

N. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any Party in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) the other Party has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

IMAGE CHAIN GROUP LIMITED, INC.		IMAGE P2P TRADING GROUP LIMITED

By:	David Po	By:	QIU, Peng
Title:	President and CEO	Title:	Director
Address:		Address:

	Room 503, 5/F		OMC Chambers, Wickhams Cay 1
	New East Ocean Centre		Road Town, Totrola
	9 Science Museum Road		British Virgin Islands
Kowloon, Hong Kong, S.A.R.

SELLERS

[following page]

[Signature page to Share Exchange Agreement]

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EXHIBT A

SELLERS

Seller Name	Seller Address	Seller Shares	ICGL Stock
QIU Peng		4,600	46,000,000
FANG Li		1,420	14,200,000
LIU Fangming		1,420	14,200,000
LIU Longquan	`	1,420	14,200,000
LIU Xiaohong		1,420	14,200,000
LIU Cirong		1,420	14,200,000
LIU Jian		1,420	14,200,000
LIU Juxiang		1,420	14,200,000
ZHU Juan		1,420	14,200,000
SONG Hongmei		1,420	14,200,000
LI Mingguang		2,800	28,000,000
YANG Caihong		1,420	14,200,000
XIAO Hongmei		1,420	14,200,000
XIAO Xiaochun		1,420	14,200,000
CHANG Yuhong		1,420	14,200,000
OUYANG Yuan		1,420	14,200,000
QIU Pingsheng		1,420	14,200,000
QIU Shesheng		1,420	14,200,000
QIU Tiesheng		1,420	14,200,000
QIU Xisheng		1,420	14,200,000
HU Ying		1,420	14,200,000
ZHAO Li		1,420	14,200,000
ZHONG Yaosong		1,420	14,200,000
GUO Wenqing		1,420	14,200,000
GUO Yanghai		1,420	14,200,000
WU Wuzhen		1,420	14,200,000
LIANG Jinwei		1,420	14,200,000
ZHU Dahai		1,420	14,200,000
WU Xinsheng		1,420	14,200,000
WU Chengkun		1,420	14,200,000
HUANG Peixiong		1,420	14,200,000
HUANG Shaokun		1,420	14,200,000

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